                                                                     EXHIBIT 2.1
       [STAMP]
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      FEB 28 1997

[ILLEGIBLE] SECRETARY OF STATE
     /s/ [ILLEGIBLE]
         C4093-97
------------------------------

                           ARTICLES OF INCORPORATION

                                      OF

                    AMERICAN NATURAL FOODS MARKETING, INC.

     THE UNDERSIGNED natural person, who is at least eighteen years of age, for the purpose of forming a private corporation under and subject to the provisions of NRS (S)78.010, et seq., hereby adopts the following articles of incorporation.

                                   ARTICLE I

     NAME AND BUSINESS ACTIVITIES. The name of the corporation shall be AMERICAN NATURAL FOODS MARKETING, INC. (hereafter referred to as the "Corporation"). The purpose of the Corporation shall be to engage in any lawful activity and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

                                   ARTICLE 2

     RESIDENT AGENT. The initial resident agent of the Corporation shall be Roxanne L. Paine, whose address is 230 Bullion Rd., Dayton, Nevada 89403. The board of directors may establish, from time to time, other places of business within and without the State of Nevada for the conduct of its business.

                                   ARTICLE 3

     SHARES OF STOCK. The total number of authorized shares of the Corporation is 60,000,000 non-assessable shares, 50,000,000 shares of which shall be common voting stock with a par value of $0.001 per share, and 10,000,000 shares of which shall be preferred non-voting stock with a par value of $0.001 per share. The consideration for the issuance of shares may be paid in whole or in part, in money, labor, services, property, or other thing of value. When payment of the consideration for the shares has been received by the Corporation, such shares shall be deemed to be fully paid. The judgment of the board of directors as to the value of the consideration for the shares shall be conclusive.

                                   ARTICLE 4

     DIRECTORS. The business and affairs of the Corporation shall be conducted by a board of directors. The number of directors shall be set forth in the bylaws of the Corporation and may be changed from time to time. Directors need not be shareholders

Page 1 - Articles of Incorporation

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of the Corporation nor residents of Nevada, but must be at least 18 years old.

     There shall be one (1) director. The following persons shall constitute the initial board of directors until their successors are elected:

                 NAME      ADDRESS
                 ----      -------

     Roxanne L. Paine      230 Bullion Rd.
                           Dayton, Nevada 89403

     The directors may, at any time prior to the first meeting of the board of directors, elect or appoint additional directors, not exceeding the number set forth in the bylaws, to serve until their successors are elected and qualified. Thereafter, vacancies on the board of directors, however arising, may be filled at any time and from time to time by the remaining directors.

     The successors of the first board of directors shall be elected at the annual meeting of the shareholders to be held on the date and at the time provided in the bylaws. The directors shall hold office for one year, or until they are removed or their successors shall have been duly elected and qualified, as provided in the bylaws.

     The board of directors shall elect or appoint a president, a secretary, a treasurer, a resident agent, and such other officers or agents for the administration of the business of the Corporation as it shall from time to time determine. Such persons need not be shareholders of the Corporation nor members of the board of directors.

                                   ARTICLE 6

     DIRECTORS' CONTRACTS. No contract or other transaction between this Corporation and one or more of its directors or any other person, partnership, corporation, firm, association, or entity in which one or more of this Corporation's directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, and each such director of this Corporation is hereby released from liability which might otherwise exist from such contract if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction;
(b) the contract or transaction is approved by sufficient vote or consent without counting the votes or consents of such interested director; (c) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (d) the contract or transaction is fair or reasonable to the corporation. If the fact of such relationship or interest is known, then the common or interested directors may be counted in

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determining the presence of a quorum at the meeting of the board of directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE 6

     LIMITED LIABILITY OF OFFICERS AND DIRECTORS. No officer or director of the Corporation shall be liable to the corporation or its shareholders for damages for breach of a fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of NRS (S)78-300.

     The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising of his status as such, whether or not the Corporation has the authority to indemnify him against such liability or expenses.

     The Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgments, and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Corporation. The expenses of officers and directors incurred in defending any legal action or administrative proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other rights of indemnification which the officers and directors may have or hereafter acquire. Without limitation of the foregoing, the board of directors may adopt bylaws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

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                                  ARTICLE 11

     AMENDMENT. These articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

     IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation on this 19 day of February, 1997.
                                  --        --------



                                        /s/ Roxanne L. Paine
                                       ------------------------------------
                                            Roxanne L. Paine


STATE OF NEVADA       )
                      ) SS:
COUNTY OF [ILLEGIBLE] )


     On this 19th day of February 1997, before me personally appeared Roxanne L. Paine, who acknowledged to me that she executed the above articles of incorporation.


                                        /s/ Dorothy L. Kane
                                       ------------------------------------
                                            NOTARY PUBLIC


                                               OFFICIAL
                                            DOROTHY L. KANE
                                             Notary Public
                                  [SEAL]    STATE OF NEVADA
                                         My Commission Expires
                                         March 22, [ILLEGIBLE]

Page 5 - Articles of Incorporation
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         [STAMP]

         FEB 28 1997

[ILLEGIBLE] SECRETARY OF STATE
     /s/ [ILLEGIBLE]
        C4093-97
------------------------------

                           CERTIFICATE OF ACCEPTANCE
                       OF APPOINTMENT BY RESIDENT AGENT
                       --------------------------------

     In the matter of AMERICAN NATURAL FOODS MARKETING, INC., Roxanne L. Paine, with an address of 230 Bullion Rd., Dayton, Nevada 89403, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

     Furthermore, the mailing address for the above-registered office is 230 Bullion Rd., Dayton, Nevada 89403.

     IN WITNESS WHEREOF, I hereunto set my hand this 19 day of February 1997.
                                                     --        --------



                                           By  /s/ Roxanne L. Paine
                                              -------------------------
                                              Roxanne L. Paine,
                                              Resident Agent
Page 6 - Articles of Incorporation